Exhibit No. 99.1
Regis Corporation Reports Continued Profitability for the First Fiscal Quarter 2025

MINNEAPOLIS, November 6, 2024 -- Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the first fiscal quarter ended September 30, 2024. Matthew Doctor, Regis Corporation’s President and Chief Executive Officer, commented: “Our results continue to reflect our efforts to stabilize the business, as well as the work we must do to drive future growth. I am excited by our operational and digital strategies aimed to ensure we are consistently delivering superior convenience, service, and quality to our guests. By getting back to basics and delivering on this experience, we have a clear path to drive guests to our salons and ensure they keep coming back. Much work remains, but I believe strongly in the initiatives we have in place to return Regis to long-term, sustainable growth.”

Financial Highlights:
First quarter fiscal 2025 compared to first quarter fiscal 2024:
•Consolidated revenue of $46.1 million versus $53.4 million; driven by lower store count and same-store sales
•Same-store-sales decreased 1.1% versus the prior year
•Net loss of $0.9 million versus net income of $1.2 million in prior year; Diluted EPS of ($0.36) vs. $0.51 in the prior year; Q1 2025 net loss and EPS impacted by one-time items, including but not limited to $2.3 million severance accrual from August re-organization in addition to $1.1 million stock-based compensation adjustment due to stock price movement
•Adjusted net income of $2.6 million versus $1.7 million in prior year; Adjusted EPS of $0.93 versus $0.71 in prior year
•Adjusted EBITDA of $7.6 million versus $8.1 million in prior year; 40% Adjusted EBITDA margin vs. 38% margin in prior year; margin based on royalty, franchise fee and company-owned salon revenue

First Quarter Fiscal Year 2025 Consolidated Results

	Three Months Ended September 30,
(Dollars in millions, except per share data)	2024	2023

Consolidated revenue	$46.1	$53.4
System-wide revenue (1)	285.6	306.6

System-wide same-store sales comps	(1.1)%	1.8%

Operating income	$2.1	$7.4
(Loss) income from continuing operations	(1.8)	1.2
Diluted (loss) income per share from continuing operations	(0.77)	0.51
Income from discontinued operations	1.0	—
Net (loss) income	(0.9)	1.2
Diluted (loss) earnings per share	(0.36)	0.51
Adjusted Operating income	6.5	7.9
Adjusted EBITDA (2)	7.6	8.1
Adjusted Net income	2.6	1.7
Adjusted Diluted earnings per share	0.93	0.71
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(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Consolidated Revenue
Total consolidated revenue of $46.1 million in the first quarter 2025 declined $7.3 million. The decline was driven primarily by a reduction in non-margin franchise rental income and advertising fund contributions and the wind down of loss-generating company-owned salons.
Operating Income
Regis reported first quarter 2025 operating income of $2.1 million, a decline of $5.3 million compared to $7.4 million in the first quarter 2024. The year-over-year decline in operating income was driven primarily by increased severance costs of $2.3 million and stock-based compensation expense of $1.4 million for the first quarter 2025.
(Loss) Income from Continuing Operations
Regis reported first quarter 2025 net loss from continuing operations of $1.8 million, or $0.77 loss per diluted share from continuing operations, compared to net income from continuing operations of $1.2 million, or $0.51 diluted income per share from continuing operations, in the first quarter 2024. The year-over-year decline was driven primarily by a decrease in operating income partially offset by a decrease in interest expense.
Net (Loss) Income
The Company reported first quarter 2025 net loss of $0.9 million, or $0.36 loss per diluted share, compared to net income of $1.2 million, or $0.51 income per diluted share, for the same period last year. The year-over-year decline in the quarter was driven primarily by a decrease in operating income partially offset by a decrease in interest expense and income from discontinued operations.
Adjusted EBITDA
First quarter adjusted EBITDA of $7.6 million declined $0.5 million, compared to adjusted EBITDA of $8.1 million in the same period last year. The decline is primarily related to lower royalties and a non-recurring benefit in the prior year, offset by sublease income.

First Quarter Fiscal Year 2025 Segment Results
Franchise

	Three Months Ended September 30,		Decrease

(Dollars in millions) (1)	2024	2023

Royalties	$15.6	$16.5	$(0.9)
Fees	2.4	2.6	(0.2)
Product sales to franchisees	—	0.4	(0.4)
Advertising fund contributions	5.6	7.2	(1.6)
Franchise rental income	21.6	24.7	(3.1)
Total franchise revenue	$45.3	$51.4	$(6.1)

Franchise same-store sales comps	(1.2)%	1.7%

Franchise adjusted EBITDA	$8.0	$8.6	$(0.6)
as a percent of revenue	17.6%	16.7%
as a percent of adjusted revenue (2)	44.4%	44.0%

Total franchise salons	4,350	4,745	(395)
as a percent of total franchise and company-owned salons	99.8%	98.6%
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(1)Total is a recalculation; line items calculated individually may not recalculate due to rounding.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
First quarter franchise revenue was $45.3 million, a $6.1 million, or 11.9%, decrease compared to the prior year quarter. Non-margin franchise rental income was the primary driver of the decline due to fewer franchise salons in the current year and franchisees renewing their own leases.
Royalties were $15.6 million, a $0.9 million, or 5.5%, decrease for the first quarter 2025, versus the same period last year due to fewer franchise salons and negative same-store sales.
Franchise Adjusted EBITDA
First quarter franchise adjusted EBITDA of $8.0 million declined $0.6 million, The decline is primarily related to lower royalties and a non-recurring benefit in the prior year, offset by sublease income.

Company-Owned Salons

	Three Months Ended September 30,		Increase (Decrease)

(Dollars in millions) (1)	2024	2023

Total company-owned salon revenue	$0.8	$1.9	$(1.1)

Company-owned salon adjusted EBITDA	$(0.3)	$(0.5)	$0.2
as a percent of revenue	(37.5)%	(26.3)%

Total company-owned salons	9	66	(57)
as a percent of total franchise and company-owned salons	0.2%	1.4%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
First quarter revenue for the company-owned salon segment declined $1.1 million versus the prior year to $0.8 million. The year-over-year decline in revenue was expected and driven by the closure of 47 loss generating company-owned salons over the past twelve months.
Company-Owned Salon Adjusted EBITDA
First quarter company-owned salon adjusted EBITDA improved $0.2 million year-over-year, due primarily to the wind-down of under performing company-owned salons.
Balance Sheet and Cash Flow
The Company ended the first quarter of fiscal year 2025 with $6.3 million in cash and cash equivalents, $110.4 million in outstanding borrowings and available total liquidity of $11.9 million. Net cash used in operating activities for the three months ended September 30, 2024, totaled $1.3 million, an improvement of $1.5 million from the three months ended September 30, 2023 due to lower operating costs. Cash provided by investing activities includes $957 thousand of proceeds related to salons migrating to the Zenoti platform.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results today, November 6, 2024, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of September 30, 2024, the Company franchised or owned 4,359 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with Nasdaq listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands, except per share data)

	September 30, 2024	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$6,259	$10,066
Receivables, net	9,082	9,434
Other current assets	20,085	22,550
Total current assets	35,426	42,050

Property and equipment, net	3,342	3,664
Goodwill	173,386	173,146
Other intangibles, net	2,377	2,427
Right of use asset	273,970	287,912
Other assets	20,430	21,297
Total assets	$508,931	$530,496

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,181	$12,747
Accrued expenses	18,615	21,644
Short-term lease liability	67,161	69,127
Total current liabilities	100,957	103,518

Long-term debt, net	95,176	99,545
Long-term lease liability	218,105	230,607
Other non-current liabilities	38,295	40,039
Total liabilities	452,533	473,709
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 2,282,395 and 2,279,948 common shares at September 30, 2024 and June 30, 2024, respectively	114	114
Additional paid-in capital	69,972	69,660
Accumulated other comprehensive income	8,736	8,584
Accumulated deficit	(22,424)	(21,571)
Total shareholders' equity	56,398	56,787
Total liabilities and shareholders' equity	$508,931	$530,496
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months Ended September 30, 2024, and 2023
(Dollars and shares in thousands, except per share data)

	Three Months Ended September 30,
	2024	2023

Revenues:
Royalties	$15,646	$16,528
Fees	2,352	2,631
Product sales to franchisees	—	384
Advertising fund contributions	5,641	7,226
Franchise rental income	21,636	24,667
Company-owned salon revenue	785	1,936
Total revenue	46,060	53,372
Operating expenses:
Cost of product sales to franchisees	—	359
General and administrative	14,034	10,729
Rent	1,064	1,097
Advertising fund expense	5,641	7,226
Franchise rent expense	21,636	24,667
Company-owned salon expense (1)	753	1,490
Depreciation and amortization	446	370
Long-lived asset impairment	352	—
Total operating expenses	43,926	45,938

Operating income	2,134	7,434

Other (expense) income:
Interest expense	(4,846)	(6,188)
Other, net	677	(200)

(Loss) income from operations before income taxes	(2,035)	1,046

Income tax benefit	225	148

(Loss) income from continuing operations	(1,810)	1,194

Income from discontinued operations	957	—

Net (loss) income	$(853)	$1,194

Net (loss) income per share:
Basic and diluted:
(Loss) income from continuing operations	$(0.77)	$0.51
Income from discontinued operations	0.41	0.00
Net (loss) income per share (2)	$(0.36)	$0.51
Diluted:
(Loss) income from continuing operations	$(0.77)	$0.51
Income from discontinued operations	0.41	0.00
Net (loss) income per share, diluted (2)	$(0.36)	$0.51

Weighted average common and common equivalent shares outstanding:
Basic	2,343	2,332
Diluted	2,343	2,362
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(1)Includes cost of service and product sold to guests in our company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Three Months Ended September 30, 2024, and 2023
(Dollars in thousands)

	Three Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net (loss) income	$(853)	$1,194
Adjustments to reconcile net (loss) income to cash used in operating activities:
Gain from sale of OSP	(957)	—
Depreciation and amortization	425	375
Long-lived asset impairment	352	—
Deferred income taxes	(221)	(59)
Non-cash interest	1,264	640
Stock-based compensation	1,430	630
Amortization of debt discount and financing costs	719	747
Other non-cash items affecting earnings	(80)	238
Changes in operating assets and liabilities, excluding the effects of asset sales	(3,423)	(6,589)
Net cash used in operating activities	(1,344)	(2,824)

Cash flows from investing activities:
Capital expenditures	(16)	(163)
Proceeds from sale of OSP, net of fees	957	—
Net cash provided by (used in) investing activities	941	(163)

Cash flows from financing activities:
Borrowings on credit facility	4,326	2,000
Repayments of revolving credit facility	(10,237)	—
Repayments of long-term debt	(263)	(162)
Debt refinancing fees	(298)	(152)
Taxes paid for shares withheld	(23)	(6)
Net cash (used in) provided by financing activities	(6,495)	1,680

Effect of exchange rate changes on cash and cash equivalents	27	(42)

Decrease in cash, cash equivalents, and restricted cash	(6,871)	(1,349)

Cash, cash equivalents and restricted cash:
Beginning of period	29,312	21,396
End of period	$22,441	$20,047
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REGIS CORPORATION
System-Wide Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	September 30, 2024			September 30, 2023
	Service	Retail	Total	Service	Retail	Total

Supercuts	1.3%	(9.4)%	0.8%	2.5%	(4.7)%	2.2%
SmartStyle	(4.2)	(18.4)	(6.6)	(0.8)	(7.2)	(2.0)
Portfolio Brands	(0.4)	(10.5)	(1.1)	4.2	(1.5)	3.7
Total	(0.2)%	(13.8)%	(1.1)%	2.4%	(4.9)%	1.8%
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(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	September 30, 2024	June 30, 2024

FRANCHISE SALONS:
Supercuts	1,932	1,946
SmartStyle/Cost Cutters in Walmart Stores	1,216	1,232
Portfolio Brands	1,106	1,117
Total North American salons	4,254	4,295
Total International salons (1)	96	96
Total franchise salons	4,350	4,391
as a percent of total franchise and company-owned salons	99.8%	99.6%

COMPANY-OWNED SALONS:
Supercuts	3	3
SmartStyle/Cost Cutters in Walmart Stores	1	8
Portfolio Brands	5	6
Total company-owned salons	9	17
as a percent of total franchise and company-owned salons	0.2%	0.4%

Grand Total, System-wide	4,359	4,408
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(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
This press release includes a presentation of adjusted EBITDA and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The following items have been excluded from our non-GAAP adjusted EBITDA results: stock-based compensation expense, discontinued operations, one-time professional fees and legal settlements, severance expense, excess inventory impairment charges, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023

Reported net (loss) income	$(853)	$1,194
Interest expense	4,846	6,188
Income tax benefit	(225)	(148)
Depreciation and amortization	446	370
Long lived asset impairment	352	—
EBITDA	$4,566	$7,604
Stock-based compensation expense (1)	1,430	630
Gain on discontinued operations	(957)	—
Discrete items (2)	2,597	(141)
Adjusted EBITDA, non-GAAP financial measure	$7,636	$8,093
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(1)Beginning in fiscal year 2025, management made the determination to exclude stock-based compensation expenses from the adjusted EBITDA calculation. This change has been retroactively applied to all prior periods presented accordingly.
(2)Discrete items include one-time professional fees and legal settlements, severance expense, excess inventory impairment charges, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023

Reported general and administrative	$14,034	$10,729
Discrete general and administrative (1)	(2,607)	—
Stock-based compensation	(1,430)	(630)
Adjusted general and administrative	$9,997	$10,099
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(1)Discrete items include one-time professional fees and legal settlements, severance expense, and asset retirement obligation costs.
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REGIS CORPORATION
Reconciliation of Reported Net (Loss) Income to Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023

Net (loss) income	$(853)	$1,194
Stock-based compensation	1,430	630
Long lived asset impairment	352	—
Discontinued operations	(957)	—
Discrete items	2,619	(145)
Adjusted Net income	$2,591	$1,679
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REGIS CORPORATION
Reconciliation of Reported Earnings Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended September 30,
	2024	2023

Reported earnings per share	$(0.36)	$0.51
Adjustment to reconcile reported to adjusted earnings per share	1.23	0.20
Impact of change in weighted average shares (1)	0.06	—
Adjusted earnings per share	$0.93	$0.71
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(1)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three months ended September 30, 2024 included additional shares for common stock equivalents of 0.4 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023

Franchise adjusted EBITDA	$7,986	$8,590
GAAP franchise revenue	45,275	51,436
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	17.6%	16.7%
Non-margin revenue adjustments:
Franchise rental income	$(21,636)	$(24,667)
Advertising fund contributions	(5,641)	(7,226)
Adjusted franchise revenue	$17,998	$19,543
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	44.4%	44.0%
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